Subsidiaries of Amer Sports, Inc. Name of Subsidiary Jurisdiction of Incorporation Amer Sports Holding (HK) Limited China Amer Sports Holding 3 Oy Finland Amer Sports Holding Oy Finland Amer Sports Corporation Finland Amer Industries EEU SRL Romania Amer Sports (China) Co. Ltd. China Amer Sports Shanghai Commercial Limited China Amer Sports Digital Services Oy Finland Amer Sports Europe GmbH Germany Amer Sports Czech Republic s.r.o. Czech Republic Amer Sports Deutschland GmbH Germany Amer Sports Europe Services GmbH Germany Amer Sports Export GmbH Germany Amer Sports Spain, S.A. Spain Amer Sports UK Services Limited United Kingdom Amer Sports UK Limited United Kingdom Wilson Sporting Goods Co. Limited United Kingdom Amer Sports International Oy Finland Amernet Holding B.V. Netherlands Amer Sports Asia Services Limited China Amer Sports B.V. Netherlands Amer Sports Canada Inc. Canada Amer Sports European Center AG Switzerland Amer Sports HK Limited China Amer Sports Macau Limited China Amer Sports Shanghai Trading Ltd China

Shanghai Amer Sports Operations China Shanghai JingAn Amer Sports Goods Co., Ltd. China Amer Sports Holding GmbH Austria Amer Sports Austria GmbH Austria Amer Sports Bulgaria EOOD Bulgaria Amer Sports Danmark A.p.S. Denmark Amer Sports Global Business Services Sp. z o.o Poland Amer Sports Italia S.p.A. Italy Amer Sports Luxembourg S.a r.l. Luxemburg Amer Sports Norge A/S Norway Amer Sports Poland Sp. z o.o. Poland AO Amer Sports Russia Atomic Austria GmbH Austria Amer Sports Netherlands B.V. Netherlands Amer Sports Sourcing Ltd China Amer Sports Sourcing (Shenzhen) Limited China Amer Sports Sverige AB Sweden Amer Sports Vietnam Limited Vietnam Peak Performance Canada Inc. Canada Amer Sports Portugal, Unipessoal LDA Portugal Amer Sports Company United States Amer Sports Portland Design Center, Inc. United States Amer Sports Ski Acquisition Company United States Amer Sports U.S. Financing Llc United States Amer Sports Winter & Outdoor Company United States Wilson Sporting Goods Co. United States Amer Sports Australia Pty Ltd Australia Amer Sports Brazil LTDA. Brazil

Amer Sports Japan, Inc. Japan Amer Sports Korea, Ltd. South Korea Amer Sports Malaysia Sdn Bhd Malaysia Wilmex Holding Company United States Nicaragua Apparel I Co United States Nicaragua Apparel II Co United States Nicaragua Apparel III Co United States Wells Apparel Nicaragua Nicaragua Wilson Sporting Goods Co. de Mexico, S.A. de C.V. Mexico Amer Sports Holding S.A.S. France Amer Sports France S.A.S. France Salomon S.A.S. France Amer Sports SA Switzerland Amer Sports RO s.r.l. Romania Amer Sports Suomi Oy Finland Amerintie 1 Oy Finland Amernet Holding Sverige AB Sweden Peak Performance Production AB Sweden Amer Sports Belgium Belgium Mascot Bidco Canada Inc. Canada